FIRST AMENDMENT TO THE
ANGEL OAKS FUNDS TRUST
TRANSFER AGENT SERVICING AGREEMENT

THIS FIRST AMENDMENT effective as of ______________, 2016, to the Transfer Agent Servicing Agreement, dated as of  October  16, 2014, (the "Agreement"), is entered into by and between ANGEL OAK FUNDS TRUST, a Delaware statutory trust (the "Trust") and U.S. BANCORP FUND SERVICES, LLC,  a Wisconsin limited liability company ("USBFS").

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to add the Angel Oak High Yield Opportunities Fund to the Agreement and to amend the fees; and

WHEREAS, Section 13 of the Agreement allows for its amendment by a written instrument executed by both parties.

NOW, THEREFORE, the parties agree to amend the following:

Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit A attached hereto.

Amended Exhibit C of the Agreement is hereby superseded and replaced in its entirety with Amended Exhibit C attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this First Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year first written above.

ANGEL OAK FUNDS TRUST	U.S. BANCORP FUND SERVICES, LLC

By: ______________________________	By: ________________________________

Printed Name: ______________________	Printed Name: Michael R. McVoy

Title: _____________________________	Title: Executive Vice President

Amended Exhibit A to the Transfer Agent Servicing Agreement – Angel Oak Funds Trust

Fund Names

Separate Series of Angel Oak Funds Trust

Name of Series
Angel Oak Flexible Income Fund
Angel Oak Multi-Strategy Income Fund
Angel Oak High Yield Opportunities Fund

Amended Exhibit C to the Transfer Agent Servicing Agreement - Angel Oak Fund Trust
Shareholder & Account Services Fee Schedule at ______________, 2016

Annual Service Charges to the Fund*
▪	Base Fee for 1st CUSIP $[---]/year
▪	Additional CUSIP Fee $[---]/year
▪	NSCC Level 3 Accounts $[---]/open account
▪	No-Load Fund Accounts $[---]/open account
▪	Load Fund Accounts $[---]/open account
▪	Closed Accounts $[---]/closed account

Plus:

[---]basis point on the first $[---]
[---] basis points on the next $[---]
[---]basis points on the balance

Services Included in Annual Basis Point Fee
▪	Telephone Calls
▪	Voice Response Calls
▪	Manual Shareholder Transaction & Correspondence
▪	Omnibus Account Transaction
▪	Daily Valuation/ Manual 401k Trade
▪	Report Source - Client on-line access to fund and investor data. Includes set up and 2 user Ids.
▪	NSCC System Interface
▪	Short-Term Trader Reporting - Software application used to track and/or assess transaction fees that are determined to be short-term trades.
▪
Excessive Trader - Software application that monitors the number of trades (exchanges, redemptions) that meet fund family criteria for excessive trading and automatically prevents trades in excess of the fund family parameters.

▪	12b-1 Aging - Aging shareholder account share lots in order to monitor and begin assessing 12b-1 fees after a certain share lot age.

CUSIP Setup
▪	CUSIP Setup beyond the initial CUSIP - $1,500 /CUSIP, Expedited CUSIP Setup - $3,000 /CUSIP (Less than 35 days)

Out-Of-Pocket Expenses
Including but not limited to telephone toll-free lines, mailing, sorting and postage, stationery, envelopes, service/data conversion, AML verification services, special reports, record retention, processing of literature fulfillment kits, lost shareholder search, disaster recovery charges, ACH fees, Fed wire charges, NSCC Profile, NSCC activity charges, DST charges, shareholder/dealer print out (daily confirms, investor confirms, tax, check printing and writing and commissions),voice response (VRU) maintenance and development, data communication and implementation charges, specialized programming, return mail processing, omnibus conversions, travel, excess history, FATCA and other compliance mailings.

Additional Services
Available but not included above are the following services - FAN Web shareholder e-commerce, FAN Mail electronic data delivery, Vision intermediary e-commerce, client Web data access, recordkeeping application access, programming charges, outbound calling & marketing campaigns, training, cost basis reporting, short-term trader reporting, excessive trader, investor email services, dealer reclaim services, literature fulfillment, money market fund service organizations, charges paid by investors, physical certificate processing, Real Time Cash Flow, CUSIP setup, CTI reporting, sales reporting & 22c-2 reporting (MARS), electronic statements (Informa), marketing and fulfillment solution (eCONNECT), and additional services mutually agreed upon.

*Subject to annual CPI increase, Milwaukee MSA.
Fees are calculated pro rata and billed monthly.

The monthly fee for an open account shall be charged in the month during which an account is opened through the month in which such account is closed. The monthly fee for a closed account shall be charged in the month following the month during which such account is closed

FAN Web
Shareholder internet access to account information and transaction capabilities through a hyperlink at the fund group web site.  Shareholders access account information, portfolio listing fund family, transaction history, purchase additional shares through ACH, etc.
▪	FAN Web Premium (Fund Groups over 50,000 open accounts)
−	Implementation - $[---]/fund group – includes up to 25 hours of technical/BSA support
−	Annual Base Fee - $[---] /year
▪	FAN Web Select (Fund Groups under 50,000 open accounts)
−	Implementation - $[---]/fund group – includes up to 10 hours of technical/BSA support
−	Annual Base Fee - $[---]/year
▪	FAN Web Direct (API) – Quoted Separately
▪	Customization - $[---] /hour – (subject to change at prevailing rates of vendor)
▪	Activity (Session) Fees:
−	Inquiry - $[---]/event
−	Account Maintenance - $[---]/event
−	Transaction – financial transactions, reorder statements, etc. - $[---]/event
−	New Account Setup - $[---]/event (Not available with FAN Web Select)
▪	Strong Authentication:
−	$[---]/month per active FAN Web ID (Any ID that has had activity within the 180-day period prior to the billing cycle)

FAN Mail
Financial planner mailbox provides transaction, account and price information to financial planners and small broker/dealers for import into a variety of financial planning software packages.
▪	Base Fee Per Management Company – file generation and delivery - $[---] /year
▪	Per Record Charge
−	Rep/Branch/ID - $[---]
−	Dealer - $[---]
▪	Price Files - $[---]/record or $[---]/user per month, whichever is less

Vision
Permits broker/dealers, financial planners, and RIAs to use a web-based system to perform order and account inquiry, execute trades, print applications, review prospectuses, and establish new accounts.
▪	Inquiry Only
−	Inquiry - $[---]/event
−	Per broker ID - $[---]/month per ID
▪	Transaction Processing
− Implementation - $[---]/management company
− Transaction – purchase, redeem, exchange, literature order - $[---]/event
− New Account Setup – $[---]/event
− Monthly Minimum Charge - $[---] /month

Vision Electronic Statements
Provides the capability for financial intermediaries to access electronic statements via the Vision application.*
▪	Implementation Fees
−	$[---]/fund group

Vision Electronic Statements (Continued)
▪	Load charges
−	$[---]/image
▪	Archive charge (for any image stored beyond 2 years)
−	$[---]/document
*Normal Vision ID and activity charges also apply.

Cost Basis Reporting – Annual reporting of shareholder cost basis for non-fiduciary direct accounts.
▪	$[---]/direct open account per year

Email Services – Services to capture, queue, monitor, service and archive shareholder email correspondence:
▪	$[---]setup /fund group
▪	$[---] /month administration
▪	$[---]/received email correspondence

Dealer Reclaim Services – Services reclaim fund losses due to the pricing differences for dealer trade adjustments such as between dealer placed trades and cancellations.  There will be no correspondence charges related to this service.
▪	$[---]/fund group per month

Literature Fulfillment Services*
▪	Account Management
−	$[---] /month
▪	Inbound Teleservicing Only
−	Account Management - $[---]/month
−	Call Servicing - $[---]/minute
▪	Lead Source Reporting
−	$[---]/month
▪	Closed Loop Reporting
−	Account Management - $[---] /month
−	Database Installation, Setup - $[---]/fund group
▪	Out-of-Pocket Expenses
−	Included but not limited to specialized programming, kit and order processing expenses, postage, and printing.

CTI Reporting – Integrated custom detailed call reporting
▪	$[---] /monthly report

Charges Paid by Investors
Shareholder accounts will be charged based upon the type of activity and type of account, including the following:
Qualified Plan Fees
▪	$[---]/qualified plan account or Coverdell ESA account (Cap at $[---]/SSN)
▪	$[---]/transfer to successor trustee
▪	$[---] /participant distribution (Excluding SWPs)
▪	$[---]/refund of excess contribution
▪	$[---]/reconversion/recharacterization

Additional Shareholder Paid Fees

▪	$[---]/outgoing wire transfer or overnight delivery
▪	$[---]/telephone exchange
▪	$[---]/return check or ACH or stop payment
▪	$[---]/research request per account (This fee applies to requests for statements older than the prior year)